EXHIBIT 3.1


                           ARTICLES OF AMENDMENT

                                     OF

                          ANTHRACITE CAPITAL, INC.

                  Anthracite Capital, Inc., a Maryland corporation (the "Corporation"), hereby certifies as follows:

                  FIRST: The Charter of the Corporation is hereby amended by deleting from Paragraph 18(2) of Article SECOND of the Articles Supplementary of the Corporation, filed with the State Department of Assessments and Taxation of the State of Maryland on December 2, 1999 (the "1999 Articles Supplementary"), the following:

         (2) As long as any shares of Convertible Preferred Stock are outstanding, the Corporation shall comply with all of the following financing requirements:

                  The ratio of the Corporation's Indebtedness to the Corporation's book net worth (calculated in accordance with generally accepted accounting principles ("GAAP")) shall not exceed the lesser of (x) 4.5 to 1.0 and (y) the Weighted Average Leverage Limit, calculated on the last day of each calendar quarter. "Weighted Average Leverage Limit" shall be determined by taking the sum of (A), (B) and (C), described below, and dividing that result by the aggregate principal balance of the Corporation's assets.

                           (A) The product of (i) two, and (ii) the book value of the Corporation as determined under GAAP (the "GAAP Book Value") of Corporation's assets which are unrated securities, non-securitized loans and mezzanine loans.

                           (B) The product of (i) three, and (ii) the GAAP Book Value of Corporation's assets which are non-investment grade securities and securitizable whole loans.

                           (C) The product of (i) eight, and (ii) the GAAP Book Value of Corporation's assets which are investment grade securities:

                  The classification of the above referenced assets shall be made by the Corporation.

and inserting in its place the following:

         (2) As long as any shares of Convertible Preferred Stock are outstanding, the Corporation shall comply with all of the following financing requirements:

                  During the period between August 1, 2001 and August 1, 2002, the ratio of the Corporation's Indebtedness to the Corporation's book net worth (calculated in accordance with generally accepted accounting principles ("GAAP")) shall not exceed the lesser of (x) 5.0 to 1.0 and (y) the Weighted Average Leverage Limit, calculated on the last day of each calendar quarter. Otherwise, the ratio of the Corporation's Indebtedness to the Corporation's book net worth (calculated in accordance with generally accepted accounting principles ("GAAP")) shall not exceed the lesser of (x) 4.5 to 1.0 and (y) the Weighted Average Leverage Limit, calculated on the last day of each calendar quarter. "Weighted Average Leverage Limit" shall be determined by taking the sum of (A), (B) and (C), described below, and dividing that result by the aggregate principal balance of the Corporation's assets.

                           (A) The product of (i) two, and (ii) the book value of the Corporation as determined under GAAP (the "GAAP Book Value") of the Corporation's assets which are unrated securities, non-securitized loans and mezzanine loans.

                           (B) The product of (i) three, and (ii) the GAAP Book Value of the Corporation's assets which are non-investment grade securities and securitizable whole loans.

                           (C) The product of (i) eight, and (ii) the GAAP Book Value of the Corporation's assets which are investment grade securities:

                  The classification of the above referenced assets shall be made by the Corporation.

                  SECOND: The amendments contemplated by these Articles of Amendment have been advised by the Board of Directors of the Corporation and approved by the sole stockholder entitled to vote on the matter in accordance with the provisions of the Maryland General Corporation Law.

                  THIRD: The amendments contemplated by these Articles of Amendment do not increase the authorized stock of the Corporation.

                          [Signature page follows]

                  IN WITNESS WHEREOF, Anthracite Capital, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on October 9, 2001.

ATTEST:                                     ANTHRACITE CAPITAL, INC.


     /s/ Robert Friedberg                   By:  /s/ Hugh Frater
-----------------------------                  -------------------------------
Name: Robert Friedberg                          Name:  HUGH FRATER
Secretary                                              President




                  THE UNDERSIGNED, President of Anthracite Capital, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                             /s/ Hugh Frater
                                             ---------------------------------
                                             President, Hugh Frater